DEFINATIVE SHARE PURCHASE AGREEMENT


                             THE GAME HOLDINGS LTD.,
       a British Virgin Islands Company having its principal office at c/o Garrett K. Krause, 808 Brickell Key Drive, Suite 3401, Miami Florida USA 33131
                        (hereinafter referred to as "GH")
                                                               OF THE FIRST PART

                               GARRETT K. KRAUSE,
             an individual (Canadian Citizen) currently resident at
           808 Brickell Key Drive, Suite 3401, Miami Florida USA 33131
                      (hereinafter referred to as "Krause")
                                                              OF THE SECOND PART

                                GREGG C. JOHNSON
                       an individual currently residing at
                 28, 38311 - RR270 Red Deer, AB Canada T4E 1B5
                     (hereinafter referred to as "Johnson")
                                                               OF THE THIRD PART



RE PURCHASE OF  E-TREND NETWORKS INC SHARES

The following are the terms and conditions on which Johnson shall and does hereby sell 250,000 shares of E-Trend Networks, Inc., a Delaware publicly traded corporation ("E-Trend") to GH on and subject to the following terms and conditions:

1.    NUMBER OF SHARES - 250,000  of  legended  common  shares of  E-Trend  (the
      "Shares");

2. PURCHASE PRICE - $0.40 per share, for a total amount of $100,000 US (the "Purchase Price");

3. PAYMENT TERMS - the Purchase Price shall be paid by way of the delivery on the Closing Date of a $100,000 US promissory note granted by GH and personally guaranteed by Krause in favor of Johnson (the "GH Note"), which such note will bear interest at six percent (6%). The GH Note shall be repaid over a period of eighteen (18) months on the following schedule:

      3.1   US$5,000.00 on March 15th 2001;


      3.2 a minimum payment of US$5,000 per month, on the 15th day of each month from April, 2002 until May, 2003; and

      3.3 on June 30, 2003 the remaining outstanding balance, if any, of the Purchase Price, plus all accrued and unpaid interest due and owning, if any.

      Notwithstanding the foregoing, GH shall have the right at any time prior to June 30, 2003, without penalty, to repay the entire amount outstanding under the GH Note.


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4.    SECURITY - As  security  for the GH Note,  on the  Closing  Date,  GH will deliver to Johnson the following:

      4.1 a Promissory Note in the principal amount of US$100,000 made by GH in favour of Johnson and personally guaranteed by Krause.

5. CONDITIONS OF CLOSING -The completion of the sale of the Shares to GH from Johnson is subject to the satisfaction or waiver of the following conditions prior to the Closing Date:

      5.1   the completion and due execution of this Agreement;

      5.2 all due diligence be completed to the satisfaction of GH and its representative Krause;


6.    CLOSING DATE

      6.1 The Closing Date of the transaction shall be effective December 26th 2001, or such other earlier or later date as mutually agreed to by the parties.

      6.2 Notwithstanding the foregoing, the Shares shall be placed in escrow with Timothy Sebastian of VHQ Entertainment Inc. on the Closing Date and will not be releasable to GH until the following:

            6.2.1 evidence satisfactory to Johnson has been delivered by GH that the Security has been duly and properly delivered;

7.    GENERAL TERMS

      7.1 This Agreement shall be governed in accordance with the laws of the Province of Alberta, and the parties hereto specifically attorn to the jurisdiction of the Courts in the Province of Alberta.

      7.2   Time shall be of the essence.

      7.3 This Term Sheet hereby replaces in full the Term Sheet dated November 14th, 2001 executed by eAngels Acquisition Fund I, Inc. and Garrett K. Krause.


If the above terms are acceptable to you, please execute the Term Sheet where indicated below and return the fully executed term sheet to our offices.

DATED, at the City of Calgary in the Province of Alberta this 21st day of December 2001.



                                        THE GAME HOLDINGS, INC.



Per:/s/GREGG C. JOHNSON                 Per:/s/GARRETT K. KRAUSE
    -------------------------------         -----------------------------------
        Gregg C. Johnson


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E-TREND NETWORKS, INC.



Per:/s/MICHAEL D. McKELVIE
    -------------------------------



Per:/s/GREGG C. JOHNSON
    -------------------------------




/s/MICHAEL D. McKELVIE                  /s/GARRETT K. KRAUSE
-------------------------------         -------------------------------
Michael D. McKelvie                     Garrett K. Krause
As Witness to the signature of Garrett K. Krause